                                                                   EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of this 16th day of April 2004 ("Effective Date"), by and among netGuru, Inc., a Delaware corporation ("Seller") and Rakesh Kapoor, an individual ("Buyer").

                                    RECITALS

         A. Seller owns, in the aggregate, all of the issued and outstanding shares (the "Shares") of capital stock of e-Destinations, Inc., a California corporation (the "Company").

         B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties to this Agreement agree as follows:

         1.       PURCHASE TERMS

                  1.1 PURCHASE AND SALE. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 5.1 below), Seller shall transfer, convey, assign and deliver the Shares to Buyer, and Buyer shall acquire, purchase and accept the Shares from Seller and assume all assets and liabilities of the Company.

                  1.2 PURCHASE PRICE. The aggregate purchase price for the Shares shall be US$165,000.00 (the "Purchase Price"). Buyer shall pay Seller the Purchase Price on or before the Effective Date via cashier's check or electronic wire transfer.

                  1.3 RELEASE OF EMIRATES LETTER OF CREDIT. Within thirty (30) days from the Effective Date, Buyer shall cause the release of Seller's US$100,000.00 letter of credit placed with Emirates Airlines (the "LC") and have the LC funds returned to Seller.

                  1.4 REPLACEMENT OF ARC BOND AND GENERAL RELEASE. Within thirty
(30) days from the Effective Date, Buyer shall replace the US$70,000.00 bond placed with the Airlines Reporting Corporation ("ARC") and cause the return of the bonded funds to Vinod Bhindi, Dhanesh Bhindi and Jayent Bhindi (collectively "Bhindi"). Buyer shall further obtain a general release of all claims from Bhindi in favor of Seller absolving Seller of any obligation or liability pursuant to the Stock Purchase Agreement dated January 31, 2000 and Lease Agreement (including Seller's tenure as a month-to-month tenant subsequent to the lease term expiration) entered into between Bhindi and Seller in the form attached hereto as Exhibit II. Buyer agrees to indemnify Seller against any claims asserted by Bhindi against Seller pertaining to the subject matter hereof after the Closing Date.

                  1.5 EXCLUDED ASSETS FROM PURCHASE AND SALE. Buyer acknowledges that the Internet portal (WWW.NETGURUTRAVEL.COM) hosting the Company's offered travel services and all intellectual property technology thereto, including, but not limited to, all source code, content, names, trade names, domain names and registrations, marks, logos, copyrights, trademarks, patents and URL's (collectively the "IP") are excluded assets from the purchase and sale of the Shares of the Company and Buyer expressly disclaims any right, title or interest in the IP. Buyer further acknowledges that Seller shall retain all right, title and interest in the Company's accounts receivable up through and including December 31, 2003 and that Seller shall have the exclusive right to pursue collections on any such accounts within its sole discretion. If Buyer receives any funds from the Company's accounts receivable prior to January 1, 2004, Buyer agrees to notify Seller within 24 hours of receipt of said funds and agrees to remit the received funds to Seller by the following business day.

         2.       REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  Seller represents and warrants to Buyer as set forth below. In this Agreement, any reference to any event, change or effect being "material" with respect to any entity or group of entities means any material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such entity or group of entities taken as a whole. In this Agreement, the term "Material Adverse Effect" used in connection with a party or any of that party's subsidiaries means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of that party and its subsidiaries, taken as a whole; PROVIDED, HOWEVER, that a Material Adverse Effect shall not include any adverse effect resulting from general economic conditions or conditions affecting the engineering software market.

                  2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes qualification necessary, other than in jurisdictions where the failure to qualify would not have a Material Adverse Effect. The Seller has made available to Buyer or its counsel complete and correct copies of the articles of incorporation and bylaws of the Company, as amended to the date of this Agreement, and copies of all minutes of meetings and actions by written consent of shareholders, directors and board committees of the Company.

                  2.2      CAPITAL STRUCTURE.

                           2.2.1 STOCK. The authorized capital stock of the
Company consists of 10,000 shares of common stock ("Common Stock") and no shares of preferred stock. At the close of business on April 16, 2004, 10,000 shares of Common Stock were issued and outstanding. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights.

                  2.3      AUTHORITY.

                           2.3.1 CORPORATE ACTION. Seller has all requisite
corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and this Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                           2.3.2 SELLER'S AUTHORITY. Seller has full power and
capacity to enter into this Agreement. This Agreement has been duly executed and delivered by Seller and this Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms, except that enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. 1.1.1

                           2.3.3 NO CONFLICT. Neither the execution, delivery
and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance with the provisions hereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Seller under, any term, condition or provision of (x) the articles of incorporation or bylaws of Seller or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or its properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect.

                           2.3.4 GOVERNMENTAL CONSENTS. No consent, approval,
order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  2.4 FINANCIAL STATEMENTS. The Seller has furnished to Buyer copies of: (a) the unaudited compiled balance sheets of the Company for the periods ending March 31, 2001 and March 31, 2002 and March 31, 2003, and the related statements of income for the periods then ended attached hereto as
Exhibit I. All financial statements referred to in this Section 2.4 (the "Financial Statements") are complete and correct, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods, and fairly present the financial condition of the Company as at the respective dates thereof and the results of operation of the Company for the respective periods covered by the statements of income. The Company does not have any material obligations or liabilities, contingent or otherwise, not fully disclosed by Financial Statements.

                  2.5 COMPLIANCE WITH APPLICABLE LAWS. The business of the Company is not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity where the violation would have a Material Adverse Effect. The Seller has not been notified by any Governmental Entity that any investigation or review with respect to the Company is pending or threatened, nor has any Governmental Entity notified the Seller of its intention to conduct an investigation or review. The Company has all permits, licenses and franchises from Governmental Entities required to conduct its business as now being conducted, except for those whose absence would not have a Material Adverse Effect.

                  2.6 INSURANCE. The Seller maintains and at all times and has maintained fire and casualty and general liability insurance that the Seller believes to be reasonably prudent for its business. The Seller has delivered or made available to Buyer complete and correct copies of all such policies, together with all riders and amendments thereto. These policies are in full force and effect, and all premiums due thereon have been paid. The Seller has complied in all material respects with the terms and provisions of the policies.

                  2.7 LITIGATION. There is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of the Seller, threatened against the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  2.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed hereunder, (i) the Seller did not have any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were material to the Seller, taken as a whole, and were not provided for in the consolidated balance sheet of the Seller and (ii) all reserves established by the Seller and set forth in the Balance Sheet were reasonably adequate.

                  2.9 NO DEFAULTS. The Seller is not in default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a default by the Seller under, any contract or agreement to which the Seller is a party and which would, if terminated or modified, have a Material Adverse Effect.

                  2.10 PERSONAL PROPERTY. The Seller has good title, free and clear of all title defects, objections and liens, including conditional sales contracts, collateral security arrangements and other title or interest-retaining arrangements, to all of its machinery, equipment, furniture, inventory and other personal property. All personal property used in the business of the Company is in good operating condition. All of the leases to personal property utilized in the business of the Seller are valid and enforceable against the Seller and are not in default by the Seller, or, to the knowledge of the Seller or Seller, are any of the other parties thereto in default thereof.

                  2.11 CANCELLATION OF RELATED PARTY DEBT. Subject to the terms of this Agreement, all inter-company payables and related party or shareholder debt shall be cancelled as of the Closing Date, excluding payroll and payroll processing fees incurred by Seller on behalf of Buyer prior to Closing in the sum of $7,056.24 which Buyer agrees to pay to Seller forthwith.

         3.       REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer hereby represents and warrants to the Seller that:

                  3.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Buyer has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes qualification necessary, other than in jurisdictions where the failure to qualify would not have a Material Adverse Effect.

                           3.1.1 GOVERNMENTAL CONSENTS. No consent, approval,
order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  3.2 DISCLOSURE. No representation or warranty made by Buyer in this Agreement, nor any document, written information, written statement, financial statement, certificate or exhibits prepared and furnished or to be prepared and furnished by Buyer or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein.

         4.       INDEMNIFICATION OF THE PARTIES.

                  4.1 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend, protect and hold harmless Buyer, each of their respective successors and assigns and each of their respective directors, officers, employees, agents and affiliates (each an "Buyer's Indemnified Party"), at all times from and after the date of this Agreement against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses ("Losses") (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation ("Legal Expenses") based upon, resulting from or arising out of (i) any inaccuracy or breach of any representation, or warranty of the Seller or Seller contained in or made in connection with this Agreement, and (ii) the breach by the Seller or Seller of, or the failure by the Seller or Seller to observe, any of their respective covenants or other agreements contained in or made in connection with this Agreement.

                  4.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend, protect and hold harmless Seller, each of its respective successors and assigns and each of their respective directors, officers, employees, agents and affiliates (each an "Seller's Indemnified Party"), at all times from and after the date of this Agreement against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses ("Losses") (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation ("Legal Expenses")) based upon, resulting from or arising out of (i) any inaccuracy or breach of any representation, or warranty of the Buyer contained in or made in connection with this Agreement, and (ii) the breach by the Buyer of, or the failure by the Buyer to observe, any of their respective covenants or other agreements contained in or made in connection with this Agreement.

                  4.3 ADJUSTMENTS TO INDEMNIFICATION PAYMENTS. Any payment made to any Buyer Indemnified Party or any Seller Indemnified Party (each, an "indemnified party") pursuant to this Section 4 in respect of any claim will be net of any insurance proceeds realized by and paid to the indemnified party in respect of any such claim. The indemnified party will use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this Section 4; PROVIDED, HOWEVER, that the indemnified party will not be obligated to make such an insurance claim if the indemnified party in its reasonable judgment believes the cost of pursuing such an insurance claim, together with any corresponding increase in insurance premiums or other chargebacks to the indemnified party, would exceed the value of the claim for which the indemnified party is seeking indemnification.

                  4.4      INDEMNIFICATION PROCEDURES.

                           (1) Promptly after receipt by an indemnified party of
notice of the commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "Third Party Action"), the indemnified party shall notify the party required to provide indemnification (the "indemnifying party") in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that:

                           (2) the indemnified party shall be entitled to
participate in the defense of such Third Party Action and to employ counsel at its own expense (which shall not constitute Legal Expenses for purposes of this Agreement) to assist in the handling of such Third Party Action;

                           (3) the indemnifying party shall obtain the prior
written approval of the indemnified party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be adversely affected thereby;

                           (4) no indemnifying party shall consent to the entry
of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such Third Party Action; and

                           (5) the indemnifying party shall not be entitled to
control the defense of any Third Party Action unless the indemnifying party confirms in writing its assumption of such defense and continues to pursue the defense reasonably and in good faith. After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party attributable to defending against such Third Party Action, and (ii) as long as the indemnifying party is reasonably contesting such Third Party Action in good faith, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying party's prior written consent. If the indemnifying party does not assume control of the defense of such Third Party Action in accordance with this Section 4, the indemnified party shall have the right to defend and/or settle such Third Party Action in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefore in accordance with this Section 4. The reimbursement of fees, costs and expenses required by this Section 4 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                           (6) If an indemnified party has actual knowledge of
any facts or circumstances other than the commencement of a Third Party Action which cause in good faith it to believe that it is entitled to indemnification under this Section 4, then such indemnified party shall promptly give the indemnifying party notice thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party except to the extent that the indemnifying party is prejudiced by the failure to give such notice.

                  4.5 MANNER OF INDEMNIFICATION. All indemnification under this
Section 4 shall be effected by the payment of cash or delivery of a bank cashier's check, or by a combination of the foregoing.

         5.       CLOSING.

                  5.1 CLOSING DATE. The closing of the transactions contemplated by this Agreement ("Closing") will take place on April 16, 2004 ("Closing Date").

                  5.2 Deliveries by the Seller at the Closing. At the Closing, the Seller shall deliver to Buyer:

                           (1) Certificates representing the total Shares
(10,000), free of liens or encumbrances, accompanied by duly executed stock powers by Seller in favor of Buyer with all necessary transfer stamps affixed thereto or other evidence of payment of applicable stock transfer taxes, if any. On the Closing Date and except as otherwise provided in this Agreement, Buyer shall acquire all assets and liabilities of the Company, including, but not limited to, any and all obligations owed to The Sabre Group, Inc., the ARC, rent for the Company's business premises, employees' payroll and benefits and applicable taxes, commission payments, premises liability insurance, workers compensation insurance and any other expenses arising during the ordinary course of the Company's business operations.

         6.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until three years after the Closing Date, whereupon the representations, warranties and covenants will expire.

         7.       MISCELLANEOUS.

                  7.1 GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

                  7.2 ASSIGNMENT. Either party may assign its rights but not its obligations hereunder without the prior written consent of the other party hereto.

                  7.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the interest of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purpose of the void unenforceable provision.

                  7.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

                  7.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

                  7.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  7.7 EXPENSES. Buyer, on the one hand, and Seller, on the other, will each bear their own expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

                  7.8 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).

                  7.9 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (at such other address for a party as shall be specified by like notice):

                  If to the Seller to:               netGuru, Inc.
                                                     22700 Savi Ranch Parkway
                                                     Yorba Linda, CA 92887
                                                     (714) 974-4771 (fax)
                                                     Attn: President

                  If to the Buyers:                  Rakesh Kapoor
                                                     18516 Pioneer Blvd.
                                                     Artesia, CA 90701
                                                     (562) 402-7413 (fax)

                  All notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of delivery, (b) in the case of a telecopy, when the party receiving the copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

                  7.10 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit will mean a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

                  7.11 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other. The status of the parties hereto is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

                  7.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  7.13 ABSENCE OF THIRD PARTY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder or partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

                  7.14 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized respective officers as of the date first above written.


                                          netGuru, Inc.
                                          a Delaware corporation



                                      By: /S/ SANTANU DAS
                                          ------------------------------------
                                          Santanu Das, Chief Operating Officer



                                          /S/ RAKESH KAPOOR
                                          ------------------------------------
                                          Rakesh Kapoor, an individual

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Exhibit I

Unaudited financial statements for the years ended March 31, 2001, March 31, 2002 and March 31, 2003.

                               eDestinations, Inc.
                            Balance Sheet (unaudited)
                                    (In US$)

                                                            At
                                                         3/31/2001
                                                         ---------

              Current Assets:
                Cash - Bank of America (8714)             213,377
                Cash - Bank of America (10736)             38,422
                Cash - State Bank of India (2504944)        1,665
                Cash - Wells Fargo                             35
                Accounts Receivable                       318,012
                                                         ---------
                  Total current assets                    571,510
              Fixed Assets:
                Furniture & Fixtures                       25,009
                 - Accumulated depreciation               (22,766)
                Leasehold Improvements                      8,837
                 - Accumulated depreciation                (8,837)
                                                         ---------
                  Total fixed assets                        2,243

              Other Assets:
                Deposits                                   20,000
                Letter of Credit-State Bank of India       10,000
                Organization costs                          1,091
                 - Accumulated depreciation                (1,091)
                Net Deposits                             (114,714)
                                                         ---------
                  Total other assets                      (80,714)
              Total assets                                493,039

              Liabilities and Equity
              Current Liabilities:
                A/P Operating                              35,318
                Inter-company payable to parent           461,671
                                                         ---------
                  Total current liabilities               496,989

              Long-term liabilities                            --
                                                         ---------
                  Total liabilities                       496,989
                                                         ---------
              Stockholders' equity
                Capital                                    42,000
                Retained earnings-prior year               43,310
                Retained earnings-current                 (89,260)
                                                         ---------
                  Total stockholders' equity               (3,951)
                                                         ---------
                  Total liabilities and equity            493,039
                                                         ---------
                                  eDestinations, Inc.
                         Statement of Operations (unaudited)
                                  (In US$)

                                                      YTD
                                                  Fiscal 2001
                                                  -----------

                   Tickets/Tours revenue           1,248,590
                   Total Misc. service                63,785
                   Total Revenue                   1,312,376
                   Cost of sales                     930,879
                                                  -----------
                   Gross Profit                      381,496
                                                  -----------
                   EXPENSES:
                   ---------
                   Payroll                           175,019
                   GW amortization                   210,433
                   Depreciation                        1,173
                   Car allowance                       8,801
                   Dues & membership                     505
                   Education/seminars                    666
                   Refreshments                          621
                   Airfare                             2,308
                   Travel-meals                          356
                   Travel-other                        3,361
                   Meals & entertainment               2,058
                   Advertising                           375
                   Promotional                         1,182
                   Agent's commission                 10,125
                   Accounting fees                     2,106
                   Bank charges                        3,078
                   Bank charges-cc                     7,113
                   Consulting & profess. Fees            825
                   Printing-outside service            2,705
                   Postage/courier                     9,485
                   Office equipment                      722
                   Office supplies                       750
                   Software purchases                  1,039
                   Subscriptions/dues                     39
                   Facility rent                      16,250
                   Maintenance/repairs                 3,110
                   Insurance                             569
                   Office moving expense               1,497
                   Security system                       464
                   Telephone                          17,752
                   Internet                              356
                   Donations given                     1,435
                   Miscellaneous expense               2,453
                   Penalty                             1,123
                   Licenses and taxes                    228
                   Employee bonus                      1,875
                   Payroll processing fees             1,769
                   Payroll taxes & FTB                   800
                   Total expenses                    517,559
                   Other exp/(income)                   (821)
                                                  -----------
                   Pre-tax income/(loss)             135,242)
                   Tax provision (benefit)           (45,982)
                                                  -----------
                   Net income (loss)                 (89,260)
                                                  ===========
                                  eDestinations, Inc.
                              Balance Sheet (unaudited)
                                    (In US$)

                                                            At
                                                          3/31/02
                                                         ---------
              Current Assets:
                Cash - Bank of America (8714)             242,156
                Cash - State Bank of India (2504944)       46,659
                Accounts Receivable                       333,349
                                                         ---------
                  Total current assets                    622,165
              Fixed Assets:
                Furniture & Fixtures                       39,509
                - Accumulated depreciation                (27,753)
                Leasehold Improvements                      8,837
                - Accumulated depreciation                 (8,837)
                                                         ---------
                  Total fixed assets                       11,756
              Other Assets:
                Prepaid Assets
                                                            8,560
                Deposits                                   20,000
                Letter of Credit-State Bank of India       10,000
                Organization costs                          1,091
                - Accumulated depreciation                 (1,091)
                                                         ---------
                  Total other assets                       38,560
                                                         ---------
              Total assets                                672,481
                                                         ---------

              Liabilities and Equity
              Current Liabilities:
                A/P Operating                             107,553
                Deferred revenue-tickets                    2,084
                Inter-company payable to parent           788,089
                                                         ---------
                  Total current liabilities               897,727
              Long-term liabilities                            --
                                                         ---------
                  Total liabilities                       897,727
                                                         ---------

              Stockholders' equity
                Capital                                    42,000
                Retained earnings-prior year              (45,951)
                Retained earnings-current                (221,295)
                                                         ---------
                  Total stockholders' equity             (225,246)
                                                         ---------
                  Total liabilities and equity            672,481
                                                         ---------
                                 e-Destinations, Inc.
                         Statement of Operations (unaudited)
                                   (In US$)

                                                        YTD
                                                    Fiscal 2002
                                                   ------------

                 Tickets/Tours revenue               1,948,679
                 Total Misc. service                     1,181
                                                   ------------
                 Total Revenue                      1 ,979,860
                 Cost of sales                       1,697,629
                                                   ------------
                 Gross Profit                          282,232
                                                   ------------

                 Expenses:
                 Payroll                               193,430
                 Payroll processing fees                 2,646
                 Car allowance                           7,793
                 Dues & membership                         465
                 Education/seminars                        286
                 Other employee related                    138
                 Refreshments                              426
                 Executive expense                       1,026
                 Airfare                                   257
                 Travel-meals                              735
                 Travel-other                            3,197
                 Meals & entertainment                   1,045
                 Advertising                               200
                 Promotional                               398
                 Bank charges                            8,927
                 Bank charges-cc                         3,245
                 Consulting & professional fees            150
                 Printing-outside service                1,136
                 Postage/courier                         8,609
                 Office equipment                            5
                 Office supplies                         1,733
                 Maintenance/repairs                     1,333
                 Facility rent                          16,050
                 Property Taxes/ Travel                    207
                 Security system                           629
                 Telephone                              20,742
                 Internet                                  314
                 GW amortization                       225,156
                 Donations given                           868
                 Miscellaneous expense                     328
                 Depreciation                            4,987
                                                   ------------
                 Total expenses                        506,461
                 Other exp/(income)                     (2,724)
                                                   ------------
                 Pre-tax income/(loss)                (221,505)
                 Tax provision (benefit)                  (210)
                                                   ------------
                 Net income (loss)                    (221,295)
                                                   ------------
                                 e-Destinations, Inc.
                              Balance Sheet (unaudited)
                                    (In US$)

                                                              At
                                                           03/31/03
                                                         -------------
             Current Assets:
               Cash - Bank of America (8714)                80,638.05
               Cash - State Bank of India (2504944)          7,857.99
               Accounts Receivable                         275,112.81
               Inter-company receivable-NGI                100,150.00
                                                         -------------
                 Total current assets                      463,758.85

             Fixed Assets:
               Furniture & Fixtures & software              50,508.53
               - Accumulated depreciation                  (36,383.49)
               Leasehold Improvements                        8,837.40
               - Accumulated depreciation                   (8,837.40)
                                                         -------------
                 Total fixed assets                         14,125.04
                                                         -------------

             Other Assets:
               Employee loan-current                           800.00
               Travel advance                                  500.00
               Deposits                                     20,000.00
               Letter of Credit-State Bank of India         10,000.00
               Organization costs                            1,091.00
               - Accumulated depreciation                   (1,091.00)
                                                         -------------
                 Total other assets                         31,300.00
                                                         -------------
             Total assets                                  509,183.89
                                                         -------------

             Liabilities and Equity

             Current Liabilities:
               A/P Operating                                38,847.68
               Accrued Vacation                             11,788.00
               Inter-company payable to parent             716,814.49
                                                         -------------

                 Total current liabilities                 767,450.17
             Long-term liabilities                              --
                 Total liabilities                         767,450.17

             Stockholders' equity
               Capital                                      42,000.00
               Retained earnings-prior year               (267,245.76)
               Retained earnings-current                   (33,020.52)
                                                         -------------
                 Total stockholders' equity               (258,266.28)
                                                         -------------
                 Total liabilities and equity              509,183.89
                                                         -------------
                                 e-Destinations, Inc.
                         Statement of Operations (unaudited)
                                   (In US$)

                                                       YTD
                                                   Fiscal 2003
                                                  --------------

                  Tickets/Tours revenue            1,664,518.40
                  Total Misc. service                  7,943.27
                                                  --------------
                  Total Revenue                    1,672,461.67
                  Cost of sales                    1,387,969.59
                                                  --------------
                  Gross Profit                       284,492.08
                                                  --------------

                  Expenses
                  Payroll                            176,489.11
                  Payroll processing fees              8,818.86
                  Payroll tax expense                 21,585.92
                  Vacation expense                    11,788.00
                  Car allowance                        7,507.02
                  Recruitment-advertising                161.76
                  Dues & membership                      280.00
                  Refreshments & recreation              501.43
                  Airfare                                316.50
                  Travel-meals                            76.02
                  Travel-mileage                          31.32
                  Travel-other                           745.82
                  Meals & entertainment                  487.88
                  Advertising                            125.00
                  Promotional                            140.00
                  Accounting fees                      6,500.00
                  Bank charges                         1,682.20
                  Bank charges-cc                      9,871.31
                  Printing-outside service             3,107.54
                  Postage/courier                     17,164.15
                  Office equipment                       512.07
                  Office supplies                      1,186.67
                  Repairs & maintenance                1,535.64
                  Facility rent                       17,615.00
                  Facility maintenance                 1,770.00
                  Office moving expense                  312.93
                  Security system                        808.65
                  Telephone                           20,626.02
                  Internet                                47.80
                  Use tax                                206.75
                  Donations given                       (168.24)
                  Miscellaneous expense                  855.50
                  Licenses and taxes                      25.00
                  Depreciation                         8,630.47
                                                  --------------
                                                     321,344.10
                  Total expenses
                  Other exp/(income)                  (3,831.50)
                                                  --------------
                  Pre-tax income/(loss)              (33,020.52)
                  Tax provision (benefit)                 --
                                                  --------------
                  Net income (loss)                  (33,020.52)
                                                  --------------

Exhibit II

SETTLEMENT AND GENERAL RELEASE


THIS SETTLEMENT AND GENERAL RELEASE ("Agreement") is made as of this 16th day of April 2004 ("Effective Date"), between netGuru, Inc.("NGI") on the one hand, and Bhindi Jewelers, Inc., Vinod Bhindi, Dhanesh Bhindi and Jayent Bhindi on the other hand (collectively "Bhindi"), all of whom may be hereafter be referred to as the "Parties."

A dispute has arisen concerning the Stock Purchase Agreement entered into between the Parties on January 31, 2000 and certain interest payments owed for retention by NGI of Bhindi's bonded funds (the "Interest Dispute") and certain triple net lease payments allegedly owed to Bhindi by NGI (the "Triple Net Dispute"). The Parties wish to resolve the Interest Dispute and the Triple Net Dispute. By entering into this Agreement, neither Party admits any liability to the other.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants and conditions herein contained, the Parties agree as follows:

         1. CASH SETTLEMENT PAYMENT: Upon execution of this Agreement by all parties hereto, NGI shall remit payment in the amount of US$5,208.50 for the Interest Dispute, in cash, payable to Bhindi (collectively the "Payment"). Bhindi acknowledges that the Payment satisfies the Interest Dispute and the Triple Net Dispute in entirety.

         2. MUTUAL RELEASE. Except for the rights and obligations of the Parties arising from this Agreement, the Parties hereby, for themselves, permitted successors and assigns, discharge and release one another, their past and present employees, agents, executors, administrators, trustees, heirs, spouses, attorneys, partners, insurers, representatives, assigns, predecessors, successors and related entities and/or subsidiaries, including, release each other from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which they had or have arising out of any circumstance, thing, or event alleged, or arising out of the dispute.

         3. WAIVER OF CIVIL CODE SECTION 1542: The Parties agree to waive the provisions of Section 1542 and agree that the Parties' releases set forth hereinabove extend to all claims of every kind, nature and description whatsoever, known or unknown, suspected or unsuspected this release covers all claims which the Parties know, as well as those claims that the Parties do not know or suspect to exist in their favor at the time of executing this release.
Section 1542 states as follows,

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         4. CONFIDENTIALITY: The Parties agree that they will keep all facts relating to this Agreement and the Interest Dispute and Triple Net Dispute confidential and will not disclose any portion of this Agreement or any facts relating to the Interest Dispute and Triple Net Dispute, unless compelled by law or an order of a Court.

         5. ENTIRE AGREEMENT. This Agreement contains the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and may not be altered, modified, or changed in any manner except by a writing duly executed by the Parties. No Party is relying on any representations other than those expressly set forth herein. No conditions precedent to the effectiveness of this Agreement exists, other than as expressly provided for herein. There are no oral or written collateral agreements. All prior discussions and negotiations have been and are merged, integrated into and superseded by this Agreement.

         6. NO LIABILITY. The Parties execute this Agreement for the sole purpose of settling the matters involved in the Interest Dispute and Triple Net Dispute, and it is expressly understood and agreed, as a condition hereof, that this Agreement should not constitute nor be construed to be an admission of the truth or correctness of any claim asserted.

         7. REPRESENTATION OF AUTHORITY. Each individual executing this Agreement on behalf of any Party expressly represents and warrants that he/she has authority to execute and thereby bind the Party on behalf of which he/she executes this Agreement to the terms of this Agreement and agrees to indemnify and hold harmless each other Party from any claim that such authority did not exist

         8. HEADINGS: The headings included in this Agreement are for convenience only and do not limit, alter, or affect the matters contained in this Agreement.

         9. WAIVER: The delay or failure of a Party to exercise any right, power or privilege hereunder, or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto; and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on subsequent occasion unless clear and express notice thereof in writing is provided.

         10. APPLICABLE LAW. This Agreement shall be construed, interpreted and enforced in accordance with and be governed by the laws of the State of California. Additionally, the Parties consent to personal jurisdiction exclusively in the state and federal courts of Los Angeles County, California with respect to any action, claim or proceeding arising out of this Agreement.

         11. ADVICE OF COUNSEL. The Parties represent that prior to the execution of this Agreement they had the opportunity to seek the benefit of independent legal counsel of their own selection regarding the substance of this Agreement.

         12. COSTS: The Parties to this Agreement agree to bear their own costs and attorneys' fees in connection with the Interest Dispute and Triple Net Dispute.

         13. COUNTERPARTS: This Agreement may be executed in one or more counter-parts, all of which together constitute one single document.

         14. TELEFACSIMILE SIGNATURES. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original wet-inked document.

         15. DATE OF EXECUTION. The Parties execute this Agreement on the date set forth below effective as of the date first above set forth.

SO AGREED:

                                                     Bhindi Jewelers, Inc.


DATED: APRIL 16, 2004                       By:/s/   VINOD BHINDI
---------------------                                -------------------------
                                                     Vinod Bhindi,
                                                     President


DATED: APRIL 16, 2004                                /S/ VINOD BHINDI
---------------------                                -------------------------
                                                     Vinod Bhindi


DATED: APRIL 16, 2004                                /S/ DHANESH BHINDI
---------------------                                -------------------------
                                                     Dhanesh Bhindi


DATED: APRIL 16, 2004                                /S/ JAYENT BHINDI
---------------------                                -------------------------
                                                     Jayent Bhindi


                                                     netGuru, Inc.


DATED: APRIL 16, 2004                       By:/s/   SANTANU DAS
---------------------                                -------------------------
                                                     Santanu Das,
                                                     Chief Operating Officer